UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.___)

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to §240.14a-12

QUALSTAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Qualstar Corporation, a California corporation (“Qualstar” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its shareholders in connection with its 2013 Annual Meeting of Shareholders and at any and all adjournments or postponements thereof (the “2013 Annual Meeting”). Qualstar has not yet filed a preliminary proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2013 Annual Meeting.

Press Release Issued on May 30, 2013

Attached hereto as Exhibit 1 is a press release that Qualstar issued on May 30, 2013 commenting on a press release issued by BKF Capital Group, Inc. on May 28, 2013 confirming that BKF Capital Group intends to pursue a proxy contest to replace the entire membership of the Qualstar board of directors with BKF Capital Group’s nominees at this year’s annual shareholder meeting.

Additional Information and Where to Find It

Qualstar, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Qualstar’s shareholders in connection with the 2013 Annual Meeting. Qualstar plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2013 Annual Meeting (the “2013 Proxy Statement”).

SHAREHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT QUALSTAR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2013 Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual Meeting. This information can also be found in Qualstar’s Annual Report on Form 10-K for the year ended June 30, 2012, filed with the SEC on September 21, 2012 (as amended with the filing of a Form 10-K/A on October 29, 2012), and in Qualstar’s definitive proxy statement for its 2012 Annual Meeting of Shareholders, filed with the SEC on February 13, 2012. To the extent holdings of Qualstar’s securities have changed since the amounts shown in the Form 10-K/A filed on October 29, 2012, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Shareholders will be able to obtain, free of charge, copies of the 2013 Proxy Statement and any other documents filed by Qualstar with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at Qualstar’s website (www.qualstar.com) or by writing to Mr. Lawrence D. Firestone, President and Chief Executive Officer, Qualstar Corporation, 3990-B Heritage Oak Court, Simi Valley, CA 93063. In addition, copies of the proxy materials, when available, may be requested from Qualstar’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.

EXHIBIT 1

FOR IMMEDIATE RELEASE

For more information, contact:

Mark H. Harnett / Paul Schulman	Vanessa Lehr/Annie Leschin
MacKenzie Partners, Inc.	Investor Relations
(212) 929-5500	StreetSmart Investor Relations
(415) 775-1788

QUALSTAR CORPORATION COMMENTS ON BKF CAPITAL’S

LATEST ATTEMPT TO OBTAIN CONTROL OF QUALSTAR

WITHOUT PAYING SHAREHOLDERS A CONTROL PREMIUM

SIMI VALLEY, Calif., May 30, 2013 — Qualstar Corporation (NasdaqGM: QBAK), a manufacturer of data storage solutions and high-efficiency power supplies, today commented on the latest attempt by BKF Capital Group, Inc., an entity controlled by Steven N. Bronson, to seek control of Qualstar without paying shareholders an appropriate control premium.

On May 28, 2013, BKF Capital Group issued a press release confirming that it once again intends to pursue a proxy contest to replace the entire membership of the Qualstar board of directors with its “hand-picked” nominees at this year’s annual shareholder meeting. As such, shareholders can expect to be faced with a third attempt by BKF Capital and Mr. Bronson to take control of Qualstar. In the weeks ahead, Qualstar intends to communicate further with its shareholders with respect to the choices that will be before them at this year’s annual shareholders meeting.

The previous failed attempts of BKF Capital and Mr. Bronson to take control of Qualstar without paying shareholders an appropriate control premium included:

●

BKF Capital’s failure to take control of Qualstar through a special meeting of shareholders - Last June, Qualstar’s shareholders voted down BKF Capital’s attempt to replace the entire membership of the Qualstar board at a special meeting of shareholders with BKF Capital’s “handpicked” nominees.

●

BKF Capital’s unsolicited, coercive and inadequate partial tender offer - This past January, BKF Capital and Mr. Bronson commenced and then abruptly terminated an unsolicited partial tender offer to purchase up to 3,000,000 shares of Qualstar’s common stock for $1.65 per share, which if completed and fully subscribed would have increased their collective ownership to approximately 43.2% of Qualstar’s outstanding shares. It was the unanimous view of the Qualstar Board that BKF Capital’s unsolicited partial tender offer was inadequate and was not in the best interests of Qualstar and all of its shareholders.

Lawrence D. Firestone, Qualstar President and Chief Executive Officer said, “As we continue to execute our strategic turnaround plan for Qualstar, Mr. Bronson and BKF Capital, in pursuing their proxy contest for control of Qualstar despite our numerous attempts to reach an amicable settlement, are once again inflicting a needless and wasteful distraction upon us. The previous failed attempts by Mr. Bronson and BKF Capital to take control of Qualstar have forced our Board and management team to devote significant resources – including management time and shareholder money – to protect the interests of ALL shareholders, when these resources could have been better devoted to our ongoing efforts to transform Qualstar. We remain committed to transforming and refocusing Qualstar on its growing core storage and power supply businesses and, accordingly, driving sustainable revenue, profitable growth and increasing returns for ALL shareholders.”

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar’s products are known throughout the world for high quality and Simply Reliable designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com or by phone at 805-583-7744.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements relating to expectations, plans or prospects for Qualstar Corporation that are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar’s ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar’s ability to successfully implement and recognize cost savings; Qualstar’s ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar’s new products; Qualstar’s ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar’s products; increased global competition and pricing pressure on Qualstar’s products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other and other cautionary statements, please refer to the risk factors discussed in Qualstar’s filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such Form 10-K, and any subsequently filed reports. All documents also are available without charge through the SEC’s website (www.sec.gov) or from Qualstar’s website (www.qualstar.com).

Additional Information And Where To Find It

Qualstar, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with Qualstar’s 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”). Qualstar plans to file with the SEC, and mail to shareholders, a proxy statement with the SEC in connection with the solicitation of proxies for the 2013 Annual Meeting (the “2013 Proxy Statement”). SHAREHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT QUALSTAR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2013 Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual Meeting. This information can also be found in Qualstar’s Annual Report on Form 10-K for the year ended June 30, 2012, filed with the SEC on September 21, 2012 (as amended with the filing of a Form 10-K/A on October 29, 2012), and in Qualstar’s definitive proxy statement for its 2012 Annual Meeting of Shareholders, filed with the SEC on February 13, 2012. To the extent holdings of Qualstar’s securities have changed since the amounts shown in the Form 10-K/A filed on October 29, 2012, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Shareholders will be able to obtain, free of charge, copies of the 2013 Proxy Statement and any other documents filed by Qualstar with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at Qualstar’s website (www.qualstar.com) or by writing to Mr. Lawrence D. Firestone, President and Chief Executive Officer, Qualstar Corporation, 3990-B Heritage Oak Court, Simi Valley, CA 93063. In addition, copies of the proxy materials, when available, may be requested from Qualstar’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.